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                                                                    EXHIBIT 10.3

                        NON-COMPETITION, NON-SOLICITATION
                          AND CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT ("this Agreement") is made on April 5, 2006, effective April 5, 2006, by New PTRS, LLC., a Florida limited liability company ("Company"), Family Home Health Services, Inc., a Nevada corporation with offices at 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170 ("FYHH"), Coastal Health Care Solutions, LLC, a Florida Limited Liability Company ("CHCS, LLC"), Professional Therapy & Rehabilitation Services, LLC, a Florida Limited Liability Company ("PTRS, LLC"), Professional Therapy & Rehab Services, Inc., a Florida Corporation ("PTRS, Inc"), Nursing Solutions International, Inc., a Florida corporation ("NSI, Inc"), each with offices located as set forth on Schedule "A". For the purposes of this Agreement, CHCS, LLC, PTRS, LLC and PTRS, Inc., PTRS, Inc. and NSI, Inc. are each referred to as "Promissor" and collectively as "Promissors" and Company and FYHH are each referred to as "Promissee" and collectively as "Promissees".

     For good and valuable consideration, including the promises and covenants set forth in the Purchase and Sale Agreement executed by the parties hereto (except FYHH) of even date herewith, paid and delivered, the receipt and sufficiency of which is hereby acknowledged, Promissors hereby jointly and severally agree as follows:

1. Nondisclosure. Unless the Promissor secures the Company's written consent, the Promissor will not disclose, use, disseminate, lecture upon or publish Confidential Information of which it becomes informed, whether or not developed by it, at any time during the Non-Interference Period, as defined below.

2. Confidential Information Defined. "Confidential Information" means information disclosed to the Promissor or known by it as a result of its relationship with the Company, not generally known in the industry, about the Company's services, products or customers, including, but not limited to, clinical programs, procedures and protocols, research, operating models, finance, strategic planning, client retention, data processing, insurance plans, risk management, marketing, contracting and selling, employees and information concerning acquisition opportunities in or reasonably related to the Company's business or industry.

3. Inventions and Patents. The Promissors acknowledge that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that are related to the either Promissee or any of their subsidiaries' actual or anticipated business, research and development or existing or future products or services and that are conceived, developed, made or reduced to practice by the Promissors ("Work Product") during the period when Domb and/or Kyle are employed with the Company or one or more of its Affiliates belong to the Promissee or such subsidiary and the Promissors hereby assign, and agree to assign, all of the above to the Promissee or such subsidiary. Any copyright work prepared in whole or in part by the Promissor during the period when Domb and/or Kyle are employed with the Company or one or more of its Affiliates shall be deemed a "work made for hire" under the copyright laws, and the Promissee or such subsidiary shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," the Promissors hereby assign and agree to assign to the Company or such subsidiary all right, title and interest, including without limitation, copyright in and to such copyrightable work. The Promissors shall promptly disclose such Work Product and copyrightable work to the Promissee's President and perform all actions reasonably requested by the President during the period when Domb and/or Kyle are employed with the Company or one or more of its Affiliates to establish and confirm the Promissee's or its subsidiary's ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

4. Interference with the Company.

     4.1 Promissors agree that, during the period when Marc Domb ("Domb") and/or David Kyle ("Kyle") are employed with the Company or one or more of its Affiliates, and for three (3) years following the date of the termination of employment of Dombs and Kyle from the Company ("Non-Interference Period"), Promissors will not directly or indirectly: (a) engage, whether as principal, agent, investor, representative, stockholder (other than as the holder of not more than five percent (5%) of the stock or equity of any

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corporation, the capital stock of which is publicly traded), employee, consultant, volunteer or otherwise, with or without pay, in any business venture involved in any way in the provision of rehabilitation services of a type and nature provided by the Company, anywhere within thirty-five (35) miles of any of the Designated Company Facilities (as defined below) as of the date of such termination; (b) solicit or entice or endeavor to solicit or entice away from the Company or any of its subsidiaries any director, officer, employee, agent or consultant of the Company or any of its Affiliates (as defined below), either on his own account or for any person, firm, corporation or other organization, whether or not the person solicited would commit any breach of such person's contract of employment by reason of leaving the Company's service; (c) solicit or entice or endeavor to solicit or entice away any of the clients or customers of the Company or any of its Affiliates, either on his/its own account or for any other person, firm, corporation or organization; or (d) employ any person who was a director, officer or employee of the Company or any of its Affiliates on the date of such termination or at any time during the six month period immediately prior to such termination. For the purposes of this Agreement, "Designated Company Facility" includes (1) those locations at which Coastal CHCS, LLC, PTRS, LLC and PTRS, Inc and/or the successors and assigns of CHCS, LLC, PTRS, LLC and/or PTRS, Inc. conduct business during such employment period and at the time of such termination from the Company and (2) those locations at which FYHH, and/or its Affiliates (a) conducts business during the such employment period and at the time of such termination from the Company and (b) the duties of Domb or Kyle include business development, administrative responsibility and/or personnel recruitment and/or supervision at such location. For the purposes of this Agreement, "Affiliate" means any legal entity that directly or indirectly through one (1) or more intermediaries controls, is controlled by, or is under common control with the entity referenced.

     4.2 The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants set forth herein because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

     4.3 The Promissors acknowledge that (a) they have given careful consideration to the restraints imposed upon them by this Section 4 and is in full accord as to the necessity of such provisions as reasonable and proper protection of the Company's interests and (b) the restraints imposed upon it by this Section 4 are reasonable with respect to subject matter, time period and geographical area.

5. Injunctive Relief. Because the Promissor's services are unique and because the Promissor has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Promissees or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In the event that a Promissee seeks an injunction or similar equitable relief for the breach or threatened breach of the provisions of this Agreement, the Promissor agrees that the Promissor shall not use the availability of arbitration hereof as grounds for the dismissal of any such injunctive action.

6. Applicable Law, Binding Effect and Assignability. This Agreement shall be governed by and interpreted under the laws of the State of Florida and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. Venue for any action or proceeding arising out of this Agreement shall lie in Palm Beach County, Florida. This Agreement is not assignable by Promissors but is assignable by Promissees to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Promissees.

7. Construction. Since the parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Facsimile signatures may


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be deemed binding for this Agreement, or any modification or amendment thereto, or any documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     The parties have executed this Agreement on the date set forth on the first page of this Agreement.

                                        New PTRS, LLC, a Florida limited
                                        liability company


                                        By:   /s/ Kevin Ruark
                                            ------------------------------------
                                        Its:  Manager
                                             -----------------------------------


                                        Family Home Health Services, Inc.,
                                        a Nevada corporation


                                        By:   /s/ Kevin Ruark
                                            ------------------------------------
                                        Its:  CEO & President
                                             -----------------------------------


                                        Coastal Health Care Solutions, LLC,
                                        a Florida limited liability company


                                        By:   /s/ David Kyle
                                            ------------------------------------
                                        Its:  Executive Administrator
                                             -----------------------------------


                                        Professional Therapy & Rehabilitation
                                        Services, LLC, a Florida Limited
                                        Liability Company


                                        By:   /s/ Marc Domb
                                            ------------------------------------
                                        Its:  Executive Administrator
                                             -----------------------------------


                                        Professional Therapy & Rehab Services,
                                        Inc., a Florida corporation


                                        By:   /s/ Marc Domb
                                            ------------------------------------
                                        Its:  President
                                             -----------------------------------


                                        Nursing Solutions International, Inc., a
                                        Florida corporation


                                        By:   /s/ David Kyle
                                            ------------------------------------
                                        Its:  President
                                             -----------------------------------


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